Exhibit 10.5

SUPPORT AGREEMENT

SUPPORT AGREEMENT, dated as of September 12, 2006 (this “Agreement”), by the undersigned beneficial interest holder (the “Shareholder”) of Windrose Medical Properties Trust, a Maryland real estate investment trust (the “Company”), for the benefit of Health Care REIT, Inc., a Delaware corporation (“Parent”).

RECITALS

WHEREAS, Parent, Heat Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), Heat OP Merger Sub, L.P., a Virginia limited partnership and a wholly-owned subsidiary of Parent (“OP Merger Sub”), the Company and Windrose Medical Properties, L.P., a Virginia limited partnership and the operating limited partnership of the Company (“Company OP”), are entering into the Agreement and Plan of Merger, dated as of September 12, 2006 (the “Merger Agreement”), which provides for, among other things, the merger of the Company with and into Merger Sub;

WHEREAS, the Shareholder owns that number of common shares of beneficial interest, par value $0.01 per share, of the Company (“Company Common Shares”), appearing on the signature page hereof (such Company Common Shares, together with any other Company Common Shares or other shares of beneficial interest or voting securities of the Company beneficially owned as of the date hereof or acquired by such Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”);

WHEREAS, the Shareholder is a limited partner of Company OP and owns that number of units of partnership interest of Company OP (“Company OP Units”) appearing on the signature page hereof (such Company OP Units, together with any other Company OP Units or other units of partnership interest of Company OP beneficially owned as of the date hereof or acquired by such Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Units”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent, Merger Sub and OP Merger Sub have required that the Shareholder agree, and in order to induce Parent, Merger Sub and OP Merger Sub to enter into the Merger Agreement the Shareholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Shareholder agrees as follows:

1. Capitalized Terms.  Capitalized terms used in this Agreement that are not defined herein shall have the meanings set forth in the Merger Agreement.

2. Covenants of Shareholder.  Until the termination of this Agreement in accordance with Section 5:

(a) The Shareholder shall attend the Company Shareholders Meeting, in person or by proxy, and at the Company Shareholders Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof.

(b) At any meeting of Shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholder’s vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any Company Subsidiary or any other Acquisition Proposal or (ii) any action or agreement (including any amendment of the Company’s Amended and Restated Declaration of Trust or Amended and Restated Bylaws or other proposal or transaction involving the Company or any Company Subsidiary) that would (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement under the Merger Agreement, (B) in any manner impede, interfere with, delay, discourage, postpone, frustrate, prevent, nullify or adversely affect the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or (C) change in any manner the voting rights of any class of beneficial interests of the Company. The Shareholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

(c) The Shareholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of the Subject Shares or Subject Units to any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to the Subject Shares or Subject Units, and agrees not to commit or agree to take any of the foregoing actions.

(d) The Shareholder agrees to promptly notify Parent in writing of the nature and amount of any acquisition by such Shareholder of any voting securities of the Company or any Company OP Units acquired by such Shareholder hereafter.

3. Representations and Warranties.  The Shareholder represents and warrants to Parent as follows:

(a) The Shareholder has the legal right, power and capacity to execute, deliver and perform this Agreement.

(b) The Shareholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares (other than Subject Shares shown on the signature page hereto as being owned subject to restriction or forfeiture) and the Subject Units. The Shareholder does not own, of record or beneficially, any shares of beneficial interest of the Company other than the Subject Shares or the Subject Units. The Shareholder has the sole right to vote, and the sole power of disposition with respect to, the Subject Shares (other than Subject Shares shown on the signature page hereto as being owned subject to restriction or forfeiture) and the Subject Units, and none of the Subject Shares or Subject Units is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares or Subject Units, except as contemplated by this Agreement.

(c) This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms.

4. Grant of Irrevocable Proxy; Appointment of Proxy.  Until the termination of this Agreement in accordance with Section 5:

(a) The Shareholder hereby severally irrevocably grants to, and appoints, George L. Chapman or William C. Ballard, Jr., in their respective capacities as designees of the Company or other designees of the Company so designated, and each of them individually, or any of them, the Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote all of the Subject Shares owned of record by the Shareholder in accordance with Section 1(a) and Section 1(b) of this Agreement.

(b) The Shareholder represents that any proxies heretofore given in respect of the Subject Shares are not irrevocable and that all such proxies are hereby revoked.

(c) The Shareholder understands and acknowledges that Parent, Merger Sub and OP Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstance be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

5. Termination.  The obligations of the Shareholder hereunder shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement pursuant to Section 9.1 thereof and (ii) the Effective Time.

6. Successors, Assigns and Transferees Bound.  Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Shareholder, such as an executor or heir) shall be bound by the terms hereof, and the Shareholder shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

7. Remedies.  The Shareholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause Parent irreparable harm. Accordingly, the Shareholder agrees that in the event of any breach or threatened breach of this Agreement, Parent, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

8. Severability.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

9. Amendment.  This Agreement may be amended only by means of a written instrument executed and delivered by both the Shareholder and Parent.

10. Jurisdiction.  Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein). Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

11. Governing Law.  Except to the extent that Entity Law is mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

12. Notice.  All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or if sent by telex or telecopier (and also confirmed in writing) to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

(a)	if to Parent, to:

Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, Ohio 43604
Attention: General Counsel
Facsimile No.: (419) 247-2826

with copies (which shall not constitute notice) to:

Shumaker, Loop & Kendrick, LLP
North Courthouse Square
1000 Jackson
Toledo, Ohio 42624-1573
Attention: Mary Ellen Pisanelli, Esq.

and

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: David J. Zampa, Esq.

(b) if to the Shareholder to:

Windrose Medical Properties Trust
3502 Woodview Trace
Suite 210
Indianapolis, IN 46268
Attention: Frederick L. Farrar

with a copy (which shall not constitute notice) to:

Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Attention: David C. Wright, Esq.

13. Counterparts.  For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. No Limitation on Actions of the Shareholder as Director or Officer.  Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Shareholder to take or in any way limit any action that the Shareholder may take to discharge the Shareholder’s fiduciary duties as a director or officer of the Company, including but not limited to the right to vote for or support a Superior Acquisition Proposal, the termination of the Merger Agreement or any other action, in each case in accordance with the terms of the Merger Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/  Frederick L. Farrar
Name: Frederick L. Farrar

Number of Company Common Shares
owned on the date hereof: 20,620

Number of Company Common Shares held
subject to restriction or forfeiture: 23,700

Number of Company OP Units
owned on the date hereof: 7,079

Accepted and Agreed to
as of the date set forth above:

HEALTH CARE REIT, INC.

/s/  George L. Chapman
Name: George L. Chapman

Title:	Chairman and Chief Executive Officer

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